UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): February 13, 2020
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LivePerson, Inc.
(Exact name of registrant as specified in its charter)
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Commission file number: 000-30141

Delaware			13-3861628
(State or other jurisdiction of incorporation)			(IRS Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York	,	New York	10018
(Address of Principal Executive Offices)			(Zip Code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

A copy of the press release issued by LivePerson, Inc. (the “Registrant”) on February 13, 2020, announcing its results of operations and financial condition for the year ended December 31, 2019, is included herewith as Exhibit 99.1 and is incorporated herein by reference. The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Christopher Greiner as Chief Financial Officer; Appointment of John Collins as Chief Financial Officer
On February 13, 2020, LivePerson, Inc. (the “Registrant”), announced a transition of its Chief Financial Officer (“CFO”). Chris Greiner will be leaving his position as CFO, in February 2020 and John Collins, the Registrant’s SVP of Quantitative Strategy, will be promoted as his replacement.
Mr. Greiner will assist in an orderly transition of responsibilities to Mr. Collins. Mr. Greiner has noted that his resignation is not the result of a disagreement of any sort with the Registrant on any matter relating to the Registrant’s operations, policies or practices and that he is fully aligned with the decision to promote Mr. Collins as part of the Registrant’s long term strategy. As part of the transition, it is the intention that Mr. Greiner will provide certain advisory services to the Registrant after his duties as CFO have ended, for which he will be appropriately compensated.

Mr. Collins, age 38, joined the Registrant in October 2019. In 2013, Mr. Collins, an MIT alum, co-founded Thasos, a NYC based predictive intelligence company powering large scale equity trading platforms. Mr. Collins served in various capacities at Thasos, including, most recently, as an Advisory Board Member, as its Chief Product Officer (2016-2019) and as its Portfolio Manager (2013-2016). Prior to that, Mr. Collins held roles in the financial services industry, including regulating financial firms at the NYSE, and structuring transactions in leveraged finance at Credit Suisse.

There are no related person transactions (or proposed related person transactions) with respect to Mr. Collins reportable under Item 5.02(c) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Registrant’s last fiscal year. There are no family relationships to disclose with respect to Mr. Collins reportable under Item 401(d) of Regulation S-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

99.1*	Press release issued February 13, 2020 relating to results of operations and financial condition for the year ended December 31, 2019.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Furnished herewith
**    Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	February 13, 2020	By:	/s/ CHRISTOPHER GREINER
Christopher Greiner
Chief Financial Officer